TearLab Corporation Reports Second Quarter and First Half 2018 Financial Results

SAN DIEGO, Aug 9, 2018 — TearLab Corporation (OTCQB: TEAR) (“TearLab” or the “Company” ) today reported its consolidated financial results for the second quarter ended June 30, 2018. All dollar amounts are expressed in U.S. currency and results are reported in accordance with United States generally accepted accounting principles except where noted otherwise.

Second Quarter and Recent Highlights

-	Second quarter revenue of $6.4 million, holding revenue flat over the first quarter of 2018
-	Income from operations of $0.5 million, compared to operating loss of $2.8 million in second quarter 2017
-	Expanded the U.S. active device base to 4,761 TearLab Osmolarity Systems
-	On track for resubmission and U.S. Food and Drug Administration (FDA) response to 510(k) filing of Tearlab Discovery™ Platform in back half of 2018
-	Cash position of $6.4 million as of June 30, 2018

For the three months ended June 30, 2018, TearLab’s net revenues were $6.4 million, compared with $7 million for the same period in 2017. A net total of 107 TearLab Osmolarity® Systems were added in the second quarter of 2018, of which 38 were under the Company’s Flex program and 10 were purchased outside of the United States.

The following table sets out the estimated annualized revenue per U.S. device and account analysis for the second quarter ended June 30, 2018:

			Annualized	Annualized
	Active	Active	Revenue	Revenue
Program	Devices	Accounts	Per Device	Per Account
Purchased	1036	883	$2,598	$3,048
Masters	1,711	210	$3,234	$26,348
Flex	2,014	722	$7,241	$20,199
Total	4,761	1,815

The Company’s reported net loss for the second quarter was approximately $0.7 million, or ($0.06) basic loss per share. This compares to a reported net loss of approximately $3.9 million, or ($0.68) basic loss per share in the second quarter of 2017.

“We were pleased to maintain our revenue sequentially in the second quarter of 2018 despite the reduced resources under our new model, which speaks to the health of our current customer and revenue base,” said Seph Jensen, TearLab’s Chief Executive Officer. “We are laser-focused on addressing FDA’s comments for the clearance of the TearLab Discovery™ System in the U.S. We remain on track to submit our responses, with the potential for a clearance decision toward the end of the year.”

About TearLab Corporation

TearLab Corporation (www.tearlab.com) develops and markets lab-on-a-chip technologies that enable eye care practitioners to improve standard of care by objectively and quantitatively testing for disease markers in tears at the point-of-care. The TearLab Osmolarity Test, for diagnosing Dry Eye Disease, is the first assay developed for the award-winning TearLab Osmolarity System. TearLab Corporation’s common shares trade on the OTCQB Market under the symbol ‘TEAR’ .

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, the ability to achieve FDA clearance and the potential success in developing and commercializing the TearLab Discovery™ System and the TearLab Osmolarity System, the success in Brazil of commercializing the TearLab Osmolarity System, the future success of our new commercial model including the ability to lower costs, maintain our current customers and revenue levels and provide the needed resources to complete the development and generate meaningful clinical data of the TearLab Discovery™ System, the ability for the capital we raised to allow us to meet our business objectives and comply with our debt covenants and the ability to raise any future capital that may be needed to achieve our goals and objectives. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current, preliminary expectations and are subject to various risks and uncertainties. Many factors, risks and uncertainties may cause our actual results to differ materially from forward-looking statements, including the factors, risks, and uncertainties detailed in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 5, 2018, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, which was filed with SEC on May 11, 2018 and our Quarterly Report on Form 10Q for the quarter ended June 30, 2018, which we expect to file with the SEC on or about August 10, 2018. We do not undertake to update any forward-looking statements except as required by law.

CONTACT: Investor Contact:

The Ruth Group

Lee Roth

Tel: 646-536-7012

lroth@theruthgroup.com

TearLab Corp.

Condensed Consolidated Statements of Operations

(Expressed in U.S. Dollars (000’s) except for number of shares and net loss per share)

(Unaudited)

	Three months
	June 30,
	2018	2017
Revenue
Product sales	$5,679	$6,229
Reader equipment rentals	734	785
Total revenue	6,413	7,014
Cost of goods sold
Cost of goods sold (excluding amortization of intangible assets)	2,355	2,682
Cost of goods sold - reader equipment depreciation	265	446
Gross profit	3,793	3,886
Operating expenses
Sales and marketing	959	3,304
Clinical, regulatory and research & development	996	1,110
General and administrative	1,340	2,309
Total operating expenses	3,295	6,723
Gain (loss) from operations	498	(2,837)
Other income (expense)	(1,159)	(1,057)
Net loss and comprehensive loss	$(661)	$(3,894)
Weighted average shares outstanding - basic and dilutive	10,609,131	5,731,293
Net loss per share – basic and dilutive	$(0.06)	$(0.68)

TearLab Corp.

Condensed Consolidated Statements of Operations

(Expressed in U.S. Dollars (000’s) except for number of shares and net loss per share)

(Unaudited)

	Six months
	June 30,
	2018	2017
Revenue
Product sales	$11,454	$12,357
Reader equipment rentals	1,405	1,358
Total revenue	12,859	13,715
Cost of goods sold
Cost of goods sold (excluding amortization of intangible assets)	4,190	5,224
Cost of goods sold - reader equipment depreciation	553	912
Gross profit	8,116	7,579
Operating expenses
Sales and marketing	1,978	6,636
Clinical, regulatory and research & development	2,038	2,675
General and administrative	3,385	4,496
Total operating expenses	7,401	13,807
Gain (loss) from operations	715	(6,228)
Other income (expense)	(2,259)	(2,087)
Net loss and comprehensive loss	$(1,544)	$(8,315)
Weighted average shares outstanding - basic and dilutive	10,070,652	5,551,334
Net loss per share – basic and dilutive	$(0.15)	$(1.50)

TearLab Corp.

Consolidated Balance Sheets

(Expressed in U.S. Dollars (000’s))

(Unaudited)

	June 30,	December 31,
	2018	2017
ASSETS
Current assets
Cash	$6,367	$7,272
Accounts receivable, net	1,272	1,536
Inventory	1,855	1,998
Prepaid expenses and other current assets	448	690
Total current assets	9,942	11,496

Fixed assets, net	2,178	2,739
Intangible assets, net	5	10
Other non-current assets	180	100
Total assets	$12,305	$14,345

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$459	$1,720
Accrued liabilities	2,306	2,859
Deferred Rent	21	42
Current portion of long-term debt	7,240	-
Total current liabilities	10,026	4,621

Long-term debt, net of current portion	22,311	28,290

Total liabilities	32,337	32,911

Stockholders’ equity (deficit)
Capital stock
Preferred Stock, $0.001 par value, 10,000,000 authorized, 776 and 2,012 and issued and outstanding at June 30, 2018 and December 31, 2017, respectively	-	-
Common stock, $0.001 par value, 40,000,000 authorized, 10,796,998 and 7,986,998 issued and outstanding at June 30, 2018 and December 31, 2018, respectively	11	8
Additional paid-in capital	510,310	510,235
Accumulated deficit	(530,353)	(528,809)
Total stockholders’ equity (deficit)	(20,032)	(18,566)
Total liabilities and stockholders’ equity	$12,305	$14,345